IMAX CORPORATION
EXHIBIT 10.34
     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 21st day of January, 2011
BETWEEN:
IMAX CORPORATION
(“Borrower”)
- and -
WELLS FARGO CAPITAL FINANCE CORPORATION CANADA (formerly known as
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA))
(“Agent” and a “Lender”)
- and —
EXPORT DEVELOPMENT CANADA
(a “Lender”)
     WHEREAS Borrower and Lenders entered into an amended and restated credit agreement dated November 16, 2009 (as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), pursuant to which certain credit facilities were established in favour of Borrower;
     AND WHEREAS the parties hereto wish to amend certain terms and conditions of the Credit Agreement as provided herein;
     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Credit Agreement as provided herein:
1.	General

In this Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.

2.	To be Read with Credit Agreement

Unless the context of this Agreement otherwise requires, the Credit Agreement and this Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Agreement were contained in one agreement. The term “Agreement” when used in the Credit Agreement means the Credit Agreement as amended by this Agreement, together with all amendments, amendments and restatements, modifications, supplements, extensions, renewals, restatements and replacements thereto from time to time. This Agreement is a Financing Agreement.
3.	No Novations

Nothing in this Agreement, nor in the Credit Agreement when read together with this Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

4.	Amendments to the Credit Agreement

Section 9.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “9.13 Fixed Charge Coverage Ratio
     (a) Subject to Section 9.13(b) below, if, at any time prior to the indefeasible payment in full of the Term Loan, the Cash and Excess Availability of Borrower is less than $25,000,000, Borrower shall thereafter maintain a Fixed Charge Coverage Ratio of not less than 1.1:1.0 calculated at the end of each Fiscal Quarter (commencing with the December 31, 2009 Fiscal Quarter) on a quarterly cumulative basis until the December 31, 2010 Fiscal Quarter and thereafter on a rolling four (4) Fiscal Quarter basis.
     (b) Upon indefeasible payment in full of the Term Loan, Borrower shall only be required to maintain the Fixed Charge Coverage Ratio set out in Section 9.13(a) above if, at any time, (i) Excess Availability is less than $10,000,000 or (ii) Cash and Excess Availability of Borrower is less than $15,000,000.”
5.	Representations and Warranties

In order to induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and Lenders the following, which representations and warranties shall survive the execution and delivery hereof:
(a)	the execution, delivery and performance of this Agreement and the transactions contemplated hereunder are all within Borrower’s powers, have been duly authorized and are not in contravention of law or the terms of Borrower’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower’s property is bound;

(b)	Borrower has duly executed and delivered this Agreement;

(c)	this Agreement is a legal, valid and binding obligation of Borrower, enforceable against it by Agent and Lenders in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditor’s rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies;
(d)	the representations and warranties set forth in Section 8 of the Credit Agreement continue to be true and correct as of the date hereof; and

(e)	no Default or Event of Default exists.
6.	Fees and Expenses; Further Assurances

Borrower shall pay to Agent and Lenders on demand all reasonable fees and expenses, including, without limitation, legal fees, incurred by or payable to Agent and Lenders in connection with the preparation, negotiation, completion, execution, delivery and review of this Agreement and all other documents, registrations and instruments arising therefrom and/or executed in connection therewith. Borrower shall execute and deliver such documents and take such actions as may be necessary or desirable by Agent or any Lender to give effect to the provisions and purposes of this Agreement, all at the expense of Borrower.

7.	Continuance of the Credit Agreement and Security

The Credit Agreement, as amended this Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Agreement, all security and guarantees delivered by Borrower and/or any Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Credit Agreement, as amended by the terms of this Agreement.

8.	Counterparts

This Agreement may be executed in any number of counterparts, by original, pdf or facsimile signature, each of which shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law

The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of and with effect from the day and year first above written.

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA		EXPORT DEVELOPMENT CANADA

By: Name:	/s/ Sean M. Noonan Sean M. Noonan	By: Name:	/s/ Geoff Bleich Geoff Bleich
Title:	Relationship Manager	Title:	Senior Asset Manager

		By: Name:	/s/ Samuel Asiedu , P.h.D., CFA, CMA Samuel Asiedu, P.h.D., CFA, CMA
		Title:	Loan Portfolio Manager

IMAX CORPORATION

By:	/s/ Joseph Sparacio

Name:	Joseph Sparacio
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Ed MacNeil

Name:	Ed MacNeil
Title:	Senior Vice President, Finance
Each of the undersigned Obligors hereby:
(a)	acknowledges, confirms, and agrees that such Obligor’s obligations under the Credit Agreement and the other Financing Agreements remain in full force and effect as of the date hereof; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Credit Agreement and this Agreement and understands and consents to the terms thereof and hereof.
Dated this 21st day of January 2011.

IMAX U.S.A INC.		1329507 ONTARIO INC.

By: Name:	/s/ Joseph Sparacio Joseph Sparacio	By: Name:	/s/ Joseph Sparacio Joseph Sparacio
Title:	Vice President, Finance	Title:	Vice President, Finance

By: Name:	/s/ Ed MacNeil Ed MacNeil	By: Name:	/s/ Ed MacNeil Ed MacNeil
Title:	Vice President	Title:	Vice President

IMAX II U.S.A. INC.		DAVID KEIGHLEY PRODUCTIONS 70 MM INC.

By: Name:	/s/ Joseph Sparacio Joseph Sparacio	By: Name:	/s/ Joseph Sparacio Joseph Sparacio
Title:	Vice President, Finance	Title:	Vice President, Finance

By: Name:	/s/ Ed MacNeil Ed MacNeil	By: Name:	/s/ Ed MacNeil Ed MacNeil
Title:	Vice President	Title:	Vice President